Exhibit 23.3

                              CONSENT OF COUNSEL

                               April 1, 2003


                  We hereby consent to the incorporation by reference into the registration statement on Form S-3 (the "Registration Statement") of KeySpan Corporation (the "Company"), filed under the Securities Act of 1933, as amended (the "Act"), on the date hereof, of our opinion filed as Exhibit 8.1 to the registration statement on Form S-3 of the Company (File No. 333-82230) filed under the Act on February 6, 2002 (the "Registration Statement").



                                               /s/  Simpson Thacher & Bartlett

                                               Simpson Thacher & Bartlett